UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2014

POWER REIT
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

000-54560
(Commission File Number)

45-3116572
(IRS Employer Identification No.)

301 Winding Road
Old Bethpage, NY 11804
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0373

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Resignation of CohnReznick LLP

On November 14, 2014, Power REIT (the “Company”) received the resignation of CohnReznick LLP (“CRZ”) as the Company’s independent registered public accounting firm.

As previously disclosed by the Company in its Current Report on Form 8-K filed March 13, 2014, the Company engaged CRZ as its independent registered public accounting firm on March 13, 2014. CRZ performed the audit of the consolidated financial statements for the fiscal year ended December 31, 2013, which were included in the Company’s annual report on Form 10-K filed on April 1, 2014. CRZ has not issued any report on any financial statements of the Company that contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the subsequent interim period preceding CRZ’s resignation: (i) there were no disagreements between the Company and CRZ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of CRZ, would have caused CRZ to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements; and (ii) there were no “reportable events” as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On November 17, 2014, the Company provided CRZ with a copy of the disclosures it is making above in response to Item 4.01 in this Current Report on Form 8-K, and requested that CRZ furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with those disclosures. A copy of the resulting letter from CRZ, dated November 20, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No.	Description

16.1	Letter from CRZ, dated November 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER REIT

Date: November 20, 2014	By:	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer